Exhibit 99.1

Contact:

Investor Relations

212-479-3195

Newcastle Announces THIRD QUARTER 2015 Results

3Q 2015 CORE EARNINGS PER SHARE OF $0.16

NEW YORK—(BUSINESS WIRE)—November 4, 2015—Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended September 30, 2015.

THIRD QUARTER FINANCIAL HIGHLIGHTS

▪	Core Earnings of $10 million, or $0.16 per WA basic share

▪	Adjusted Funds from Operations (“AFFO”) of $16 million, or $0.25 per WA basic share

▪	GAAP Income of $6 million, or $0.10 per WA basic share

−   Depreciation and amortization of $10 million, or $0.15 per WA basic share*

THIRD QUARTER & SUBSEQUENT HIGHLIGHTS

▪	Real Estate Debt Portfolio – As of September 30, 2015, the Real Estate Debt Portfolio consisted of $361 million of non-agency assets and $355 million of agency securities. During the quarter, the Company:

o	Generated $13 million of net investment income, or an 18% annualized return

o	Received $7 million of proceeds from real estate debt portfolio sales and pay downs

▪	Golf Business – Owned, leased, and managed 87 golf properties across 13 states, of which 77% were located in the top 20 Metropolitan Statistical Areas (MSAs).

o	American Golf Capitalization - On August 31, 2015, the Company completed the repurchase of $157 million of third party golf debt at a price of 90.0% of par, or $141 million. The $141 million purchase price was funded with $71 million of cash and $70 million of financing. The repurchase generated a $14 million net gain on extinguishment of debt.

o	American Golf Performance - On a same store basis, the golf business ended the third quarter with 14,908 of total private club members, an increase of 280 members, or 2% over prior year. Public golf rounds played were 2.6 million, an increase of approximately 110,000, or 4% over prior year.

o	Golf Innovation - Newcastle and Taylor Made Golf Company, Inc. (“TaylorMade”) confirmed their intention to create an innovative global golf entertainment company, Drive Shack Holdings LLC (“Drive Shack”). The two companies have entered into a memorandum of understanding under which Newcastle and TaylorMade will work together to develop and market Drive Shack locations. Drive Shack intends to provide an active entertainment outlet that consists of technologically enhanced golf ranges with hitting suites as well as bars and restaurant areas.

▪	Cash Dividends – In September, Newcastle declared a third quarter common cash dividend of $0.12 per share, or $8 million

	3Q 2015	2Q 2015
Summary Operating Results:
GAAP Income	$6 million*	$17 million*
GAAP Income per WA Basic Share	$0.10	$0.26

Non-GAAP Results:
Core Earnings**	$10 million	$12 million
Core Earnings per WA Basic Share**	$0.16	$0.17

Adjusted Funds From Operations (AFFO)**	$16 million	$27 million
AFFO per WA Basic Share**	$0.25	$0.40

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WA: Weighted Average

*3Q 2015 GAAP Income includes $7 million of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles and $2 million of accretion on golf membership deposit liability, among other items. 2Q 2015 GAAP Income includes $7 million of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles and $2 million of accretion on golf membership deposit liability. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses – golf, among other items.

**For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Wednesday, November 4, 2015 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Third Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, November 18, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “68249320.”

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Investment Portfolio

The following table summarizes Newcastle’s consolidated investment portfolio at September 30, 2015 (dollars in millions):

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$70	$25	2.9%	$43	16	B	1.6
Mezzanine Loans	37	19	2.2%	19	3	81%	0.4
CDO Securities (4)	15	—	—%	9	2	C	8.1
Other Investments (5)	20	20	2.3%	20	1	—	—
Total Commercial Assets	142	64	7.4%	91			2.0

Residential Assets
Residential Loans	1	1	0.1%	1	4	690	1.7
Non-Agency RMBS	17	3	0.3%	10	9	CC	11.0
Real Estate ABS	8	—	—%	—	1	C	—
	26	4	0.4%	11			7.3
FNMA/FHLMC	355	370	42.6%	370	2	AAA	8.0
Total Residential Assets	381	374	43.0%	381			7.9

Corporate Assets
Corporate Bank Loans	193	123	14.2%	123	4	NR	1.1
Total Corporate Assets	193	123	14.2%	123			1.1

Total Debt Investments	716	561	64.6%	595			5.1
Other Investments
Golf Investment (6)	367	308	35.4%	308

Total Portfolio/Weighted Average	$1,083	$869	100.0%	$903

WA- Weighted average

(1)	Net of impairment.

(2)	Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.

(3)	Weighted average life is based on the timing of expected principal reduction on the asset.

(4)	Represents non-consolidated CDO securities, excluding 8 securities with zero value, which had an aggregate face amount of $115.5 million.

(5)	Represents an equity investment in a real estate owned property.

(6)	Face amount of the golf investment represents the gross carrying amount, including intangibles and excludes accumulated depreciation and amortization.

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Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Interest income	$23,010	$27,544	$74,353	$103,889
Interest expense	(14,715)	(18,411)	(48,392)	(60,909)
Net interest income	8,295	9,133	25,961	42,980
Impairment/(Reversal)
Valuation allowance (reversal) on loans	3,010	(4,015)	7,684	(1,243)
Other-than-temporary impairment on securities and other investments	427	—	9,899	—
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income	23	—	(39)	—
Total impairment (reversal)	3,460	(4,015)	17,544	(1,243)
Net interest income after impairment/reversal	4,835	13,148	8,417	44,223
Operating Revenues
Golf course operations	49,418	50,414	137,150	140,699
Sales of food and beverages - golf	20,035	18,871	53,991	52,333
Other golf revenue	13,411	12,209	35,352	33,831
Total operating revenues	82,864	81,494	226,493	226,863
Other Income (Loss)
Gain (loss) on settlement of investments, net	(3,168)	7,763	24,623	50,532
Gain (loss) on extinguishment of debt, net	14,878	—	15,367	(3,410)
Other income, net	277	4,855	1,871	23,011
Total other income	11,987	12,618	41,861	70,133
Expenses
Loan and security servicing expense	41	159	255	1,424
Operating expenses - golf	67,984	68,747	188,359	194,875
Cost of sales - golf	8,842	8,420	24,003	23,183
General and administrative expense	3,876	3,132	9,076	11,464
Management fee to affiliate	2,675	5,664	8,017	16,853
Depreciation and amortization	7,111	7,204	20,983	19,384
Total expenses	90,529	93,326	250,693	267,183
Income from continuing operations before income tax	9,157	13,934	26,078	74,036
Income tax expense	1,257	—	1,330	144
Income from continuing operations	7,900	13,934	24,748	73,892
Income (loss) from discontinued operations, net of tax	7	(8,624)	646	(32,427)
Net Income	7,907	5,310	25,394	41,465
Preferred dividends	(1,395)	(1,395)	(4,185)	(4,185)
Net (income) loss attributable to noncontrolling interests	(13)	21	217	711
Income Applicable to Common Stockholders	$6,499	$3,936	$21,426	$37,991

Income Applicable to Common Stock, per share
Basic	$0.10	$0.06	$0.32	$0.63
Diluted	$0.09	$0.06	$0.31	$0.62
Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests
Basic	$0.10	$0.20	$0.31	$1.18
Diluted	$0.09	$0.20	$0.30	$1.14
Income (Loss) from discontinued operations per share of common stock
Basic	$—	$(0.14)	$0.01	$(0.54)
Diluted	$—	$(0.14)	$0.01	$(0.54)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,484,962	62,329,023	66,445,705	59,848,506
Diluted	69,069,659	63,865,796	69,053,302	61,630,175
Dividends Declared per Share of Common Stock	$0.12	$0.60	$0.36	$1.80

(1)	All per share amounts and shares outstanding for all periods reflect the 1-for-3 reverse stock split, which was effective after the close of trading on August 18, 2014 and the 1-for-2 reverse stock split, which was effective after the close of trading on October 22, 2014.

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Consolidated Balance Sheets

($ in thousands, except per share data)

	September 30, 2015
	(Unaudited)	December 31, 2014
Assets
Real estate securities, available-for-sale	$61,508	$231,754
Real estate securities, pledged as collateral	370,342	407,689
Real estate related and other loans, held-for-sale, net	142,802	230,200
Residential mortgage loans, held-for-sale, net	569	3,854
Subprime mortgage loans subject to call option	392,342	406,217
Investments in other real estate, net of accumulated depreciation	230,735	239,283
Intangibles, net of accumulated amortization	77,198	84,686
Other investments	20,258	26,788
Cash and cash equivalents	31,493	73,727
Restricted cash	5,759	15,714
Receivables from brokers, dealers and clearing organizations	363,981	—
Receivables and other assets	41,550	35,191
Assets of discontinued operations	53	6,803
Total Assets	$1,738,590	$1,761,906

Liabilities and Equity
Liabilities
CDO bonds payable	$92,812	$227,673
Other bonds and notes payable	7,494	27,069
Repurchase agreements	415,442	441,176
Credit facilities and obligations under capital leases	12,003	161,474
Financing of subprime mortgage loans subject to call option	392,342	406,217
Junior subordinated notes payable	51,226	51,231
Dividends payable	8,908	8,901
Payables to brokers, dealers and clearing organizations	370,473	—
Accounts payable, accrued expenses and other liabilities	164,078	179,390
Liabilities of discontinued operations	—	447
Total Liabilities	$1,514,778	$1,503,578

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2015 and December 31, 2014	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,486,652 and 66,424,508 shares issued and outstanding, at September 30, 2015 and December 31, 2014, respectively	665	664
Additional paid-in capital	3,172,297	3,172,060
Accumulated deficit	(3,044,381)	(3,041,880)
Accumulated other comprehensive income	33,829	65,865
Total Newcastle Stockholders' Equity	223,993	258,292
Noncontrolling interests	(181)	36
Total Equity	$223,812	$258,328

Total Liabilities and Equity	$1,738,590	$1,761,906

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Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income available for common stockholders	$6,499	3,936	21,426	37,991
Add (Deduct):
Impairment (reversal)	3,460	(4,015)	17,544	(1,243)
Other (income)(A)	(10,458)	(11,235)	(39,689)	(66,594)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations(B)	—	31,224	(306)	92,049
Depreciation and amortization(C)	9,791	9,614	29,100	27,464
Acquisition, restructuring and spin-off related expenses	1,131	(126)	1,502	2,152
Core earnings	$10,423	$29,398	29,577	$91,819

(A)	Net of $1.2 million of provision for income taxes relating to the gain on extinguishment of debt during the three and nine months ended September 30, 2015. Net of $1.1 million of deal expenses relating to the sale of the residential loan portfolio during the three and nine months ended September 30, 2014. Net of $1.9 million of deal expenses relating to the sale of the manufactured housing portfolio during the nine months ended September 30, 2014 which were recorded to general and administrative expense under GAAP during 2014.

(B)	Includes gain on settlement of investments of zero and $0.3 million and depreciation and amortization of zero and less than $0.1 million for the three and nine months ended September 30, 2015, respectively. Includes depreciation and amortization of $28.7 million and $79.4 million (gross of $0.7 million related to non-controlling interests), acquisition and spin-off related expenses of $4.0 million and $14.7 million, and other income of $1.5 million and $1.5 million for the three and nine months ended September 30, 2014, respectively.

(C)	Including accretion of membership deposit liability of $1.5 million and $4.4 million and amortization of favorable and unfavorable leasehold intangibles of $1.2 million and $3.7 million in the three and nine months ended September 30, 2015, respectively. Including accretion of membership deposit liability of $1.2 million and $4.3 million and amortization of favorable and unfavorable leasehold intangibles of $1.3 million and $3.8 million in the three and nine months ended September 30, 2014, respectively. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

Core Earnings

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate, media and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, net of related provision for income taxes, including any impairment, on its investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges, including the accretion of the membership deposit liability and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, net of related provision for income taxes, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and is not necessarily indicative of cash available to fund cash needs. For a further description of the differences between cash flows provided by operations and net income, see “ – Liquidity and Capital Resources” in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

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Reconciliation of Adjusted Funds from Operations (“AFFO”)

($ in thousands)

	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015
Income available for common stockholders	$6,499	$17,019
Add:
Depreciation and amortization(A)	9,790	9,837
Adjusted Funds from Operations (“AFFO”)	$16,289	$26,856

(A)	Depreciation and amortization charges for the three months ended September 30, 2015 includes $7.1 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.5 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for the three months ended June 30, 2015 includes $7.1 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.5 million of accretion on the golf membership deposit liability. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations (“AFFO”) as net income available for common stockholders plus depreciation and amortization including the accretion of the membership liability and the amortization of favorable or unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and it is not necessarily indicative of cash available to fund cash needs. Our calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to create, develop and market Drive Shack, and Drive Shack’s ability to provide an active entertainment outlet that consists of technologically enhanced golf ranges with hitting suites, bars and restaurant areas. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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